Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING ANNOUNCES TEMPORARY CLOSURES OF

PROPERTIES IN NEVADA, IOWA, KANSAS AND MISSOURI

LAS VEGAS — MARCH 17, 2020 —Boyd Gaming Corporation (NYSE: BYD) announced that all of the Company’s properties in Nevada, Iowa, Kansas and Missouri are closing to the public, in compliance with orders from state officials aimed at preventing the spread of COVID-19.

Earlier today, Nevada Governor Steve Sisolak ordered the closure of all gaming operations in the state of Nevada for the next 30 days. In compliance with that order, Boyd Gaming will close the gaming operations of its 12 southern Nevada properties by midnight Pacific Time tonight, March 17. The Company expects to close other public amenities, including restaurants and hotels, over the next several days.

Separately, in compliance with an order from Iowa Governor Kim Reynolds, Diamond Jo Casino and Diamond Jo Worth both temporarily closed to the public at noon Central Time earlier today (March 17). The governor’s order requires all casinos in the state of Iowa to remain closed through Tuesday, March 31.

In Kansas, the Company will temporarily close Kansas Star Casino on Wednesday, March 18 at 5 a.m. Central Time, in compliance with the Kansas Lottery Commission’s order to close all casinos in the state through Monday, March 30.

In Missouri, in compliance with orders from the Missouri Gaming Commission, Ameristar St. Charles and Ameristar Kansas City will temporarily close to the public at 10 p.m. Central Time tonight (March 17). Earlier today the Commission ordered all Missouri casinos to close through Monday, March 30.

There have been no reported cases of COVID-19 at any Boyd Gaming property. All closures are due solely to state mandates aimed at preventing the spread of the disease.

Following these closures, all Boyd Gaming properties nationwide will be closed to the public.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future.  These forward looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding COVID-19, the length of time the Company’s properties will be required to remain closed, and whether the Company will be required to close other properties.    Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Factors that could cause actual results to differ include (without limitation) the ongoing uncertainty about COVID-19, its duration and impact, the closure and length of closure of our properties, negative perceptions of visiting properties that have large groups of people, and the cost to comply with any mandated health requirements associated with the virus. Additional factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission.  All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states.  The Company currently operates 1.77 million square feet of casino space, more than 38,000 gaming machines, over 800 table games, more than 11,000 hotel rooms, and 320 food and beverage outlets.  With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service.  For additional Company information and press releases, visit www.boydgaming.com.